Exhibit 99.1

WaveDancer Releases Fiscal Year 2021 Results

Strategic Shift to Higher Margin Professional Services Under the Tellenger Banner Continues

FAIRFAX, VA, April 12, 2022 – WaveDancer (NASDAQ: WAVD), today reported its results for the fiscal year ended December 31, 2021, with results highlighted by expansion in gross margins driven by a sharp shift away from lower margin 3rd party software sales and toward higher margin professional services. During 2021, WaveDancer completed two key acquisitions and successfully rebranded the company as a leading provider of secure, blockchain-based supply chain management solutions.

WaveDancer CEO Jamie Benoit commented, “2021 was a transformational year dominated by change as we assembled the pieces needed to become a leader in the zero trust, blockchain, and security supply chain market. Our up-listing to NASDAQ, rebranding from IAI to WaveDancer, acquisition of Gray Matters Inc., reorganization of our legacy services business into our Tellenger subsidiary, and the new members we added to our team, both at the board and senior management levels, comprised an eventful and positive end to the year. We are excited to continue our transformation in 2022 and beyond”

Mr. Benoit continued, “This fiscal year was one of impressive growth in professional services revenues and gross profit. Our legacy business had sales of $12.6 million and its professional services revenues were 64.7% of total revenue for the fiscal year. The shift to higher margin professional services revenue helped drive substantial growth in gross margin, which expanded to 24.1% from 15.9% a year ago. We also paid down $1.5 million of debt related to the acquisition of Tellenger and began 2022 debt-free. SG&A increased in 2021 reflecting significant investments in the acquisitions that comprise the foundation of our transformation, new members of our management team, a new Maryland facility, up-listing to NASDAQ and an increase in professional fees to improve the quality of our communications, disclosures and governance. I firmly believe that we are on the cusp of a sea-change in our business and our investments in 2021 reflect our commitment to a total transformation of WaveDancer.”

Twelve Months 2021 Financial Highlights (all comparisons to prior year period unless otherwise noted)

●	Total revenues increased 8.1% to $15.0 million, compared with $13.9 million.
●	Professional fees increased 91.6% to $10.6 million up from $5.5 million.
●	Gross profit expanded significantly, increasing to $3.6 million, compared with $2.2 million; gross margin expanded to 24.1%; higher-margin professional fees accounted for 70.5% of revenues.
●	Net loss of $(1.1) million, compared with net income of $0.4 million as our gross margin growth was more than offset by our investments in SG&A.
●	Adjusted EBITDA[1] of $0.4 million, compared with $0.5 million, notwithstanding significant SG&A investments

1 Please see non-GAAP reconciliation on page 5

Other Key Developments Subsequent to Year End

●

Company paid down all its bank debt, had its PPP loan forgiven, and finished the year with $4.9 million of cash on hand, having raised $10 million in a private offering of common stock to fund its acquisition of Gray Matters.

●

SG&A increases were driven by non-cash share-based compensation, acquisition activities and investments in the infrastructure needed to execute the Company’s transformational shift in business strategy to a Software-as-a-Service (“SaaS”) provider of secure, blockchain-based supply chain management solutions.

●	Approved for inclusion on Amazon Web Services (AWS) GovCloud, which significantly expands the availability of WaveDancer’s secure supply chain management solutions.
●	Announced a partnership with Cyber Intell Solutions which is expected to enhance supply chain and communications security for customers.
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Announced a definitive agreement to acquire Knowmadics, Inc. for $90 Million in cash and stock, which will continue the company’s transformation into a leading provider of cybersecurity and blockchain enabled software solutions.

About WaveDancer

WaveDancer (www.wavedancer.com), headquartered in Fairfax, Virginia, is a provider of zero trust software solutions, specializing in secure blockchain supply chain management (SCM), asset tracking and security. Our technologies are deployed and being used to help organizations manage very complex supply chain challenges. Initially developed to secure a complex international supply chain for a global U.S. Government (USG) national security organization, the technology has matured to address multiple operational capabilities. Customers are using the WaveDancer platform to gain unprecedented levels of accountability, auditability, and predictability from their data, while giving insights to their partners and suppliers through a controlled, distributed ledger that is immutable and can be trusted by all parties. The sophisticated blockchain technology is now available to the entirety of the USG through GovCloud.

Additional information for investors

This release may contain forward-looking statements regarding the Company's business, customer prospects, or other factors that may affect future earnings or financial results. Such statements involve risks and uncertainties which could cause actual results to vary materially from those expressed in the forward-looking statements. Investors should read and understand the risk factors detailed in the Company's 10-K for the fiscal year ended December 31, 2021 and in other filings with the Securities and Exchange Commission.

For additional information contact:

Jeremy Hellman, CFA

Vice President

The Equity Group

(212) 836-9626

jhellman@equityny.com

WAVEDANCER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

	Year Ended December 31,
	2021	2020
Revenues
Professional fees	$10,592,278	$5,527,139
Software sales	4,441,226	8,375,932
Total revenues	15,033,504	13,903,071

Cost of revenues
Cost of professional fees	7,082,767	3,566,229
Cost of software sales	4,335,121	8,127,509
Total cost of revenues	11,417,888	11,693,738

Gross profit	3,615,616	2,209,333

Selling, general and administrative expenses	5,487,984	1,797,485
Acquisition costs	754,781	-

(Loss) income from operations	(2,627,149)	411,848

Other income (expense):
Interest expense	(37,325)	(3,125)
Other income (expense), net	12,171	4,656
Gain on forgiveness of note payable	450,000	-

(Loss) income before provision for income taxes	(2,202,303)	413,379

Income tax benefit	1,070,854	-

Net (loss) income	$(1,131,449)	$413,379

Comprehensive (loss) income	$(1,131,449)	$413,379

Basic (loss)/earnings per share	$(0.09)	$0.04
Diluted (loss)/earnings per share	$(0.09)	$0.03

Weighted average common shares outstanding
Basic	12,574,016	11,222,826
Diluted	12,574,016	12,049,322

WAVEDANCER, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$4,931,302	$1,858,160
Accounts receivable	1,664,862	1,442,231
Prepaid expenses and other current assets	276,990	142,770
Total current assets	6,873,154	3,443,161

Intangible assets, net of accumulated amortization of $201,032 and $0	8,048,968	-
Goodwill	7,585,269	-
Contract assets - non-current	-	210,688
Right-of-use operating lease asset	672,896	51,405
Property and equipment, net of accumulated depreciation and amortization of $347,886 and $312,320	105,256	62,166
Other assets	77,100	6,281
Total assets	$23,362,643	$3,773,701

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$650,499	$103,646
Notes payable - current	-	93,009
Accrued payroll and related liabilities	524,055	375,168
Commissions payable	224,250	181,626
Other accrued liabilities	203,078	54,274
Contract liabilities	186,835	946,884
Operating lease liability- current	192,128	45,595
Interest payable	1,002	3,125
Total current liabilities	1,981,847	1,803,327

Note payable - non-current	-	356,991
Operating lease liability - non-current	507,120	-
Deferred income taxes	1,167,504	-
Other liabilities	2,265,000	-
Total liabilities	5,921,471	2,160,318

Stockholders' equity
Common stock at $0.001 and $0.01 par value; 100,000,000 and 30,000,000 shares authorized, 18,882,313 and 12,904,376 shares issued, 17,239,697 and 11,261,760 shares outstanding, as of December 31, 2021 and 2020, respectively	18,882	129,043
Additional paid-in capital	31,789,464	14,720,065
Accumulated deficit	(13,436,963)	(12,305,514)
Treasury stock, 1,642,616 shares at cost	(930,211)	(930,211)
Total stockholders' equity	17,441,172	1,613,383
Total liabilities and stockholders' equity	$23,362,643	$3,773,701

Non-GAAP Financial Measures

In assessing the performance of our business, management utilizes a variety of financial and performance measures. The key measure is Adjusted EBITDA, a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) plus depreciation and amortization expense, net interest expense (income), and taxes, as further adjusted to eliminate the impact of, when applicable, expenses that are unusual or non-recurring that we believe do not reflect our core operating results. and non-cash stock-based compensation. We believe that Adjusted EBITDA is meaningful to our investors to enhance their understanding of our financial performance for the current period and our ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. We understand that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare our performance with the performance of other companies that report Adjusted EBITDA. Our calculation of Adjusted EBITDA, however, may not be comparable to similarly titled measures reported by other companies. When assessing our operating performance, investors and others should not consider this data in isolation or as a substitute for net income (loss) calculated in accordance with GAAP. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes. A reconciliation of net income (loss) to Adjusted EBITDA, the most comparable GAAP measure, is provided below.

Reconciliation of Net (loss) income to Adjusted EBITDA

(in thousands)
	2021	2020
Net (loss) income	$(1,131)	$413
Adjustments:
Interest expense (income), net	23	(2)
Tax (benefit) expense	(1,071)	0
Depreciation	35	12
Amortization	201	0
EBITDA	(1,932)	424
Non-cash stock-based compensation	1,869	28
Acquisition Costs	755	0
PPP loan forgiveness	(450)	0
Post-employment agreement	142	0
Moving expense	11	0

Adjusted EBITDA	$384	$452

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